UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
July 24, 2008
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
35980 Woodward Avenue, Suite 200
Bloomfield Hills, MI 48304

(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (248) 736-6200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 24, 2008, Mr. Robert W. Liebig resigned as a member of the Board of Directors (“Board”) of Ecology Coatings, Inc. (the “Company”). Mr. Liebig was a member of the Company’s Audit Committee and the Chairman of the Company’s Compensation Committee.
     Effective July 29, 2008, Mr. Adam S. Tracy resigned his positions as Vice President, General Counsel and Secretary of the Company.
(c) Effective July 29, 2008, David W. Morgan, a director of the Company, as well as its Vice President, Chief Financial Officer and Treasurer, was appointed as the Secretary of the Company. The appointment of Mr. Morgan to the office of Secretary will fill the vacancy in such office due to the resignation of Mr. Tracy as discussed in this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.
DATE: July 30, 2008	By:	/s/ Richard D. Stromback
Richard D. Stromback
Chief Executive Officer and Chairman of the Board of Directors

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